EXHIBIT 5

August 16, 2010

Pernix Therapeutics Holdings, Inc.
33219 Forest West Street
Magnolia, Texas  77354

Ladies and Gentlemen:

We have acted as counsel for Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance by the Company of 1,000,000 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”) to be issued pursuant to outstanding options granted under the Pernix Therapeutics Holdings, Inc. 2010 Employee Stock Purchase Plan (the “Plan”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement, are validly authorized shares of Common Stock and, when issued for at least par value and in accordance with the provisions of the Plan, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

/s/ JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE, L.L.P.
JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE, L.L.P.

JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE L.L.P.
201 St. Charles Avenue ▪ New Orleans, Louisiana 70170-5100 ▪ 504-582-8000 ▪ Fax 504-582-8583 ▪ E-Mail info@joneswalker.com ▪ www.joneswalker.com
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